Exhibit 99.1

(AMEX:GTA)

AT THE COMPANY
W. Bradley Blair, II
President and Chief Executive Officer
(843) 723-4653

FOR IMMEDIATE RELEASE
June 25, 2007

GOLF TRUST OF AMERICA, INC.
ANNOUNCES SIGNING OF ASSET PURCHASE AGREEMENT FOR THE INNISBROOK RESORT AND GOLF CLUB AND SIGNING OF OPTION AGREEMENT WITH PREFERRED SHAREHOLDER

CHARLESTON, SC, June 25, 2007 — Golf Trust of America, Inc. (AMEX:GTA - News) (the “Company”) announced today that on June 25, 2007, the Company and certain of its affiliated entities entered into an Asset Purchase Agreement  with Salamander Innisbrook Securities, LLC, Salamander Innisbrook Condominium, LLC , and Salamander Innisbrook, LLC (collectively, the “Buyer”) which are entities owned and controlled by Sheila C. Johnson.  The Asset Purchase Agreement, among other things, provides for the acquisition by the Buyer of the business (the “Business”) of the Innisbrook Resort and Golf Club (the “Resort”), certain related assets and liabilities and the Company’s equity interest in Golf Host Securities, Inc.  In addition to the assumption of certain liabilities relating to the Resort and the Business, the Agreement provides that the Buyer will pay to the Company upon the closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”) $35 million in cash, subject to certain adjustments.  Upon execution of the Asset Purchase Agreement, the Buyer made a deposit of $3 million with the escrow agent which is non-refundable to the Buyer except as otherwise expressly provided in the Asset Purchase Agreement.  The Closing is subject to customary closing conditions and is expected to occur on or about July 16, 2007.

Sheila Johnson owns interests in the NBA’s Washington Wizards and the NHL’s Washington Capitals, and she is President and Managing Partner of the WNBA’s Washington Mystics. Her new lodging company, Salamander Hospitality owns the Mobil 5 Star, AAA 5 Diamond rated Woodlands Resort & Inn in Summerville, South Carolina, the 340 acre Salamander Resort & Spa, currently under development in Middleburg, Virginia and Salamander Management Services which provides development and management expertise for unique independent hotels and resorts throughout the country. For additional information please contact Prem Devadas, President, Salamander Hospitality at (540) 687-3710 and visit the website at www.salamanderhospitality.com.

 The Company also announced today that on June 25, 2007, the Company entered into an Option Agreement with its preferred shareholder, AEW Targeted Securities Fund, L.P. (“AEW”).  The Option Agreement, among other things,   grants the Company the option (the “Option”) to purchase, on or before August 1, 2007, all 800,000 shares of the Company’s Series A Cumulative Convertible Redeemable Preferred Stock held by AEW (including, without limitation, all of AEW’s rights to liquidation preferences including any accrued and unpaid dividends payable in respect of such shares as of the Company’s exercise of the Option) for a price of  $17.5 million, subject to certain agreed upon adjustments.  The Company may exercise the Option only in the event that the Business of the Resort is sold pursuant to the essential terms and conditions, including purchase price, of the Asset Purchase Agreement described above.

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Golf Trust of America, Inc. was formerly a real estate investment trust but has been engaged since May 2001 in the liquidation of its interests in golf courses in the United States pursuant to a plan of liquidation approved by its stockholders.  The Company currently owns the Innisbrook Resort and Golf Club and the Country Clubs of Wildewood and Woodcreek.  Additional information, including an archive of all corporate press releases, is available on the Company’s website at www.golftrust.com

Certain matters discussed in this  press release may constitute forward-looking statements within the meaning of the federal securities laws. In particular, when used in this press release, the words or phrases “will likely result,” “are expected to,” “is anticipated,” “the opportunity to,” “plans” or similar expressions are intended to identify “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and those presently anticipated or projected.  Such risks and uncertainties include, but are not limited to, industry cyclicality, fluctuations in customer demand and booking patterns, the seasonal nature of the Company’s business, changes in pricing and general economic conditions, the impact of weather conditions in Florida, as well as other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.  The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

The Company does not undertake, and specifically declines any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.